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                                                                     EXHIBIT 4.4


                            B.I. SYSTEMS CORPORATION

                  SERIES M PREFERRED STOCK PURCHASE AGREEMENT

                            Dated as of May 7, 1997




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
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                               TABLE OF CONTENTS

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SECTION 1 AUTHORIZATION AND SALE ............................................... 1
     1.1 Authorization of the Series M Preferred Stock ......................... 1
     1.2 Purchase and Sale of Series M Preferred Stock ......................... 1

SECTION 2 CLOSING DATE; DELIVERY ............................................... 1
     2.1 Closing Date........................................................... 1
     2.2 Delivery............................................................... 1

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ........................ 1
     3.1 Organization and Standing; Charter and By-laws......................... 2
     3.2 Capitalization......................................................... 2
     3.3 Corporate Power; Authorization......................................... 2
     3.4 Validity of Securities................................................. 3
     3.5 Litigation............................................................. 3
     3.6 Employee Benefit Plans................................................. 3

SECTION 4 REPRESENTATIONS, WARRANTIES OF THE PURCHASER
          AND RESTRICTIONS ON TRANSFER IMPOSED BY THE ACT....................... 3
     4.1 Representations and Warranties......................................... 3
         4.1.1 Authorization.................................................... 3
         4.1.2 Investment ...................................................... 4
         4.1.3 Federal Securities Law .......................................... 4
     4.2 Transfer of Securities ................................................ 4
         4.2.1 Legend .......................................................... 5
         4.2.2 Restrictions on Transfer......................................... 5
         4.2.3 Termination of Restrictions and Removal of Legend................ 6

SECTION 5 CONDITIONS TO OBLIGATIONS OF THE PURCHASER ........................... 6
     5.1  Representations and Warranties Correct; Performance of Obligations.... 6
     5.2  Consents and Waivers.................................................. 6
     5.3  Certificate of Incorporation.......................................... 6
     5.4  Minimum Proceeds...................................................... 6
     5.5  Recapitalization...................................................... 7


SECTION 6 CONDITIONS TO OBLIGATIONS OF THE COMPANY ............................. 7

SECTION 7 RIGHT OF FIRST OFFER AND COVENANTS OF THE COMPANY..................... 7
     7.1  Right of First Offer.................................................. 7
     7.2  Covenants............................................................. 9
     7.3  Termination........................................................... 9
     7.4  Right of First Refusal on the Purchaser's Shares......................10





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
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SECTION 8 REGISTRATION RIGHTS......................................................... 11
     8.1  Definitions................................................................. 11
     8.2  Company Registration........................................................ 12
     8.3  Demand Registration......................................................... 12
     8.4  Obligations of the Company.................................................. 13
     8.5  Furnish Information......................................................... 14
     8.6  Underwriting Requirements................................................... 14
     8.7  Delay of Registration....................................................... 14
     8.8  Indemnification ............................................................ 14
     8.9  Reports Under Securities Exchange Act of 1934............................... 16
     8.10 Form S-3 Registration....................................................... 17
     8.11 Expenses of Registration.................................................... 17
     8.12 Assignment of Registration Rights........................................... 18
     8.13 "Market Stand-Off" Agreement................................................ 18
     8.14 Limitations on Subsequent Registration Rights............................... 18
     8.15 Amendment of Registration Rights............................................ 18
     8.16 Termination................................................................. 18

SECTION 9 MISCELLANEOUS............................................................... 19
     9.1  Waivers and Amendments...................................................... 19
     9.2  Governing Law............................................................... 19
     9.3  Successors and Assigns...................................................... 19
     9.4  Entire Agreement............................................................ 19
     9.5  Notices, Etc................................................................ 20
     9.6  Delays or Omissions......................................................... 20
     9.7  Severability................................................................ 20
     9.8  Titles and Subtitles........................................................ 20
     9.9  Counterparts................................................................ 20
     9.10 Expenses.................................................................... 20


EXHIBITS

     A.   Form of Amended and Restated Certificate of Incorporation

     B.   Termination and Release Agreement

     C.   Description of Recapitalization

SCHEDULE

     4.1.3     Definition of Accredited Investor





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SERIES M PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES M PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of the 7th day of May, 1997 by and among B.I. Systems Corporation, a Delaware corporation (the "Company"), and Millipore Corporation, a Massachusetts corporation (the "Purchaser").

SECTION 1
AUTHORIZATION AND SALE

1.1 Authorization of the Series M Preferred Stock. The Company has authorized the sale and issuance of up to 50,000 shares of its Series M Preferred Stock (the "Series M Shares") to the Purchaser. The Series M Shares shall have the rights, privileges and preferences set forth in the Company's Amended and Restated Certificate of Incorporation attached as Exhibit A hereto (the "Certificate of Incorporation").

1.2 Purchase and Sale of Series M Preferred Stock. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 50,000 Series M Shares in consideration for the termination of the Note and related Security Agreement, as such terms are defined in the Termination and Release Agreement attached hereto as Exhibit B (the "Release Agreement").

SECTION 2
CLOSING DATE; DELIVERY

2.1 Closing Date. The purchase and sale of the Series M Shares hereunder shall occur at a closing (the "Closing") to be held at Mackowski & Shepler, 343 Sansome Street, Suite 1215, San Francisco, California, on May 9, 1997 or at such other time and place as shall be mutually agreed upon by the Company and the Purchaser (the "Closing Date").

   2.2 Delivery. Subject to the terms of this Agreement, at the Closing, the Company will deliver to the Purchaser a certificate representing 50,000 Series M Shares registered in the Purchaser's name.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise expressly indicated in the Schedules attached hereto, the Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization and Standing: Charter and By-laws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the company is authorized to exercise all of its corporate powers, rights and privileges. True and accurate copies of the Certificate of Incorporation and the by-laws of the Company, each as it will be in effect at the Closing, have been delivered to the Purchaser.

3.2 Capitalization. The authorized capital Stock of the Company on the date of the Closing will consist of 15,000,000 shares of $.001 par value common stock ("Common Stock") and 4,000,000 shares of $.001 par value Preferred Stock (The "Preferred Stock"), 2,000,000 of which have been designated Series B Preferred Stock (The "Series B Shares") and 50,000 of which have been designated Series M Preferred Stock. Assuming the completion of the recapitalization described in Exhibit C attached hereto (the "Recapitalization"), no Preferred Stock will be outstanding at the date of the Closing. The Series M Shares will have the rights, preferences and privileges set forth in the Certificate of Incorporation. Upon completion of the Recapitalization, there will be 31,280 shares of Common Stock issued and outstanding. The Company has reserved 6,060,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, 270,027 shares of Common Stock for issuance upon conversion of the Series M Preferred Stock and 1,590,000 shares of Common Stock for issuance to employees, consultants and directors under its 1994 Omnibus Equity Incentive Plan (the "Stock Plan") pursuant to which, prior to the Recapitalization, options to acquire an aggregate of 194,500 shares were outstanding. The Company intends to offer the holders of such options the right to exchange their existing options for new options which, upon completion of the Recapitalization, will entitle them to acquire the number of shares of Common Stock specified in their existing option agreement, but at an exercise price of $0.33 per share. The Stock Plan was adopted by the Board of Directors and stockholders of the Company in July 1994 and amended in April 1997. Except as set forth herein or as described in the description of the Recapitalization and except for the proposed sale of Series B Preferred Stock, there are no outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from the Company of any shares of capital stock or any other securities of the Company. The Company is not a party to any existing agreement with any person or entity which requires the Company to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All outstanding securities of the Company, including the Series M Shares, have been issued in accordance with all applicable state and federal securities laws.

3.3 Corporate Power; Authorization. The Company has all requisite legal and corporate power to enter into this Agreement, to issue and sell the Series M Shares as provided hereunder, and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders that is necessary for the authorization, execution and delivery of this Agreement by the Company, for the performance of the Company's obligations hereunder and for the issuance and delivery of the Series M Shares has been taken; and this Agreement constitutes a legal and binding obligation of the Company, enforceable against the Company in







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accordance with its terms, subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

   3.4 Validity of Securities. The Series M Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Series M Shares may be subject to restrictions on transfer under state and federal securities laws. The Common Stock issuable upon conversion of the Series M Shares has been duly and validly reserved and, upon issuance in accordance with the terms of this Agreement and the Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Common Stock may be subject to restrictions on transfer under state and federal securities laws.

   3.5 Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or related to the business conducted by the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

   3.6 Employee Benefit Plans. Except for the Company's 401(k) Plan, short-term and long-term disability plans, prescription drug plans, and medical, dental and life insurance plans, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                                   SECTION 4
                  REPRESENTATIONS, WARRANTIES OF THE PURCHASER
                AND RESTRICTIONS ON TRANSFER IMPOSED BY THE ACT

   4.1 Representations and Warranties. The Purchaser hereby represents and warrants to the Company as follows:

     4. 1.1 Authorization. (a) All action on the part of the Purchaser necessary for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby has been taken and, assuming due execution and delivery by the Company, this Agreement constitutes a legal, valid, binding and enforceable obligation of the Purchaser, subject to:
(i) judicial principles respecting or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.





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          (b) The Purchaser  represents  and warrants that: (i) the Purchaser is an existing entity, and has not been organized or reorganized for the purpose of making this investment, (ii) the undersigned has the authority to execute this Agreement and any other documents in connection with an investment in the Series M Shares on the Purchaser's behalf, and (iii) the Purchaser has the power, right and authority to invest in the Series M Shares and enter into the transactions contemplated hereby, and the investment is suitable and appropriate for the Purchaser (given the risks and illiquid nature of the investment).

          4.1.2 Investment.

          (a) The Purchaser has been advised that the Series M Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under any applicable state securities laws on the ground that no distribution or public offering of the Series M Shares is to be effected, and that in this connection the Company is relying in part on the representations of the Purchaser set forth in this Section 4;

          (b) The Purchaser has been further advised that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Series M Shares;

          (c) The Purchaser is purchasing the Series M Shares for its own account and not for any other person;

          (d) By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Company, and could afford a complete loss of such investment;

          (e) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Series M Shares; and

          (f) The Purchaser has had the opportunity to ask questions regarding the Company and the Company has provided information in response to the questions.

          4.1.3 Federal Securities Law. In order to enable the Company to determine whether the sale of the Series M Shares is exempt from registration under the Act, such Purchaser represents that it is an Accredited Investor (as defined in Schedule 4.1.3 hereof) and is acquiring the Series M Shares for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof.

       4.2 Transfer of Securities. Neither the Series M Shares nor the shares of Common Stock issuable upon conversion of the Series M Shares shall be transferable except upon the conditions specified in this Section 4.2, which conditions are intended to insure compliance with the provisions of the Act with respect to the transfer of such securities.





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     4.2.1 Legend. Unless and until otherwise permitted by this Section
4.2, each certificate representing (i) the Series M Shares or (ii) the Company's Common Stock issued upon conversion of the Series M Shares, will be endorsed with a legend substantially in the following form:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED
        UNLESS, (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER
        THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE
         SECURITIES LAWS, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN
        OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT
         SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION
        AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID SECURITIES ACT AND
                     ANY APPLICABLE STATE SECURITIES LAWS."

     4.2.2 Restrictions on Transfer. The Series M Shares and the Common
Stock issuable upon the conversion of the Series M Shares shall not be sold, assigned, pledged or transferred, and the Company shall not be required to register any such sale, assignment, pledge or transfer, unless and until one of the following events shall have occurred:

     (a) the Company shall have received an opinion of counsel, in form and substance reasonably acceptable to the Company and its counsel, stating that the contemplated transfer is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder and any applicable state securities laws;

     (b) the Company shall have been furnished with a letter from the Commission in response to a written request in form and substance acceptable to counsel for the Company setting forth all of the facts and circumstances surrounding the contemplated sale, assignment, pledge or transfer, stating that the Commission will take no action with regard to the contemplated sale, assignment, pledge or transfer; or

     (c) the Series M Shares, or the Common Stock issuable upon conversion of the Series M Shares, are transferred pursuant to a registration statement which has been filed with the Commission and has become effective.


Within five business days after delivery to the Company and its counsel of an opinion described in clause (a) above, the Company either shall deliver to the proposed transferor a statement to the effect that such opinion is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting any such







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conclusion) or shall authorize the Company's transfer agent to make the requested transfer.

     4.2.3 Termination of Restrictions and Removal of Legend. The restrictions on transfer imposed by this Section 4.2 shall cease and terminate as to the Series M Shares and the Common Stock issuable upon conversion of the Series M Shares, when (i) such securities (as applicable) shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration, or (ii) an acceptable opinion as described in
Section 4.2.2(a) or a "no action" letter described in Section 4.2.2(b) states that all future transfers of such securities by the TRANSFEROR OR THE CONTEMPLATED transferee would be exempt from registration under the Act. When the restrictions on transfer contained in this Section 4.2 have terminated as provided above, the holder of the securities as to which such restrictions shall have terminated or the transferee of such holder shall be entitled to receive promptly from the Company, without expense to him, new certificates not bearing the legends set forth in Section 4.2.1 hereof.

                                   SECTION 5
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

    The obligation of the Purchaser to purchase the Series M Shares at the Closing is subject to each of the following conditions having been fulfilled on or prior to the Closing Date or waived by the Purchaser in accordance with the provisions of Section 9.1 hereof:

    5.1  Representations and Warranties Correct; Performance of Obligations.
The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

    5.2 Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

    5.3 Certificate of Incorporation. The Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware.

    5.4 Minimum Proceeds. The Company shall have raised at least $850,000 pursuant to its proposed sale of the Series B Shares.






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       5.5 Recapitalization. The Recapitalization shall have been completed such that immediately prior to or simultaneously with the Closing the Company shall have no outstanding Series A Preferred Stock and the Company shall have no further obligations pursuant to its 15.0% Subordinated Debentures or the promissory note issued to Millipore Corporation.

                                    SECTION 6
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

       The Company's obligation to issue, sell and deliver the series M Shares at the Closing is subject to the following conditions having been fulfilled on or prior to the Closing Date or waived by the Company in accordance with the provisions of Section 9.1 hereof: The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, the conditions set forth in Sections 5.2, 5.3, 5.4 and 5.5 hereof shall have been satisfied and the Purchaser shall have executed and delivered to the Company the Release Agreement substantially in the form of Exhibit B attached thereto and shall have complied with all of the terms of the Release Agreement.

                                    SECTION 7
                RIGHT OF FIRST OFFER AND COVENANTS OF THE COMPANY

       7.1 Right of First Offer.

          (a) Subject to the terms and conditions specified in this Section 7. 1, the Company hereby grants to the Purchaser a right to participate in future sales by the Company of its Shares (as hereinafter defined).

          (b) Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of a portion of such Shares (as determined in subsection (2) below) to the Purchaser in accordance with the following provisions:

                   (1) The Company shall deliver a written notice ("Notice") to the Purchaser stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                   (2) Within 10 calendar days after receipt of the Notice, the
              Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock








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




       held by such Purchaser (including for such calculation any shares issuable upon conversion of any capital stock convertible into Common Stock) bears to the total number of shares of Common Stock of the Company then outstanding held by the Purchaser and all other persons who have been granted a right of first offer (assuming for such calculation any shares issuable upon conversion of any capital stock convertible into common stock).


          (3) The Company may during the 10-day period following the expiration of the 10-day period provided in subsection (2) hereof, offer the remaining unsubscribed portion of such Shares which the Purchaser has not elected to purchase to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within 90 days of the expiration of such 10-day period, or if such agreement is not consummated within 120 days following the expiration of such 10-day period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Purchaser in accordance herewith.

          (4) The right of first offer in this Section 7. 1 shall not be applicable (i) to the issuance or sale of shares of Common Stock (as adjusted to reflect any stock splits, combinations or other events involving the Common Stock) to employees, consultants or members of the Board of Directors pursuant to employee or director stock plans which are approved in writing by the Company's Board of Directors, (ii) to the Public Offering (as defined in Section 7.3 hereof) or to any offering of Shares after consummation of the Public Offering, (iii) to the issuance of securities pursuant to the conversion or exercise of presently outstanding convertible or exercisable securities, (iv) to any Common Stock issued upon conversion of the Series B Preferred Stock, the Series M Preferred Stock or other series of Preferred Stock issued pursuant to the Certificate of Incorporation, (v) to securities issued in connection with any acquisition or business combination transaction approved by the Board of Directors of the Company, or (vi) to securities issued in connection with equipment lease financings or other financings with commercial lenders or in strategic transactions involving, the Company and other entities including joint ventures or marketing, distribution or development arrangements, in each case provided that any issuance pursuant to subsection (vi) has been approved by the Board of Directors of the Company.








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


          7.2 Covenants.

              (a) Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof.

              (b) Maintain Properties. The company will keep its properties in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time will make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto.

              (c) Maintain Corporate Existence. The Company shall maintain in full force and effect its corporate existence, rights, and franchises and all material licenses and other material rights to use processes, licenses, trademarks, trade names, or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business.

              (d) Insurance. The Company will maintain insurance of the types and in the amounts generally deemed adequate for its business.

              (e) Limit on Expenditures. Without the approval in writing, of the
Company's Board of Directors, the Company will not make or incur any expenditure (including, without limitation, capital expenditures, acquisitions and capitalized leases) or guarantee, assume or otherwise become directly or indirectly liable for any indebtedness (including capitalized leases) which, individually or in combination with related expenditures, guarantees or assumptions subject to a common commitment, exceed $250,000.

              (f) Financial Information. As long as the Purchaser continues to hold Series M Shares or Common Stock issued upon conversion thereof, the Company shall deliver as soon as practicable (i) after the end of each fiscal year of the Company, and in any event with 90 days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders' equity and cash flows for such year, which year-end financial reports shall be prepared in accordance with generally accepted accounting principles and (ii) after the end of each of the first three fiscal quarters of each year, and in any event within 45 days after the end of each such fiscal quarter, unaudited quarterly financial statements, which quarterly statements shall be prepared in accordance with generally accepted accounting principles.

          7.3 Termination. The right of first offer set forth in Section 7.1 and the covenants set forth in Section 7.2 hereof shall terminate upon the earlier to occur of (i) the closing of a public offering pursuant to an effective registration statement under the







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


Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock where the gross proceeds to the Company are not less than $7,500,000, where the public offering price is not less than $0.75 per share (adjusted to reflect any stock splits, combinations or similar events after the date hereof) and which results in the Company's Common Stock being traded on an exchange or quoted on the National Association of Securities Dealers, Inc. Automated quotation ("NASDAQ") or quoted on the NASDAQ National Market System (the "Public Offering") and (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

     7.4 Right of First Refusal on the Purchaser's Shares.

       7.4.1 If the Purchaser wishes to transfer any securities of the Company issued to such person at any time except in a Permitted Transfer, the Purchaser shall do so only for cash, unsecured promissory notes, cash equivalents, or a combination of the foregoing, and shall first give written notice (the "Offer Notice") to the Company, identifying the securities proposed to be transferred (the "Offered Securities"), identifying the proposed transferee, and stating the price at which, and other material terms on which, the Purchaser wishes to transfer the Offered Securities, including the date of the proposed transfer.

       7.4.2 Delivery of an Offer Notice to the Company shall constitute an offer to transfer the Offered Securities, in whole but not in part (the "Offer"), to the Company pursuant to this Section 7.4, at the price and on the other material terms described in the Offer Notice.

       7.4.3 The Company may elect, by written notice delivered to the Purchaser not later than fourteen calendar days after the Company receives the Offer Notice, to accept the Offer with respect to all of the Offered Securities.

       7.4.4 If the Company elects to accept an Offer in its entirety, then the Purchaser shall transfer the Offered Securities to the Company and the Company shall acquire the Offered Securities, at the price and on the other material terms described in the Offer Notice. The consummation of the transfer shall take place at the chief executive offices of the Company, on the date specified for the proposed transfer in the Offer Notice (but not earlier than thirty-four calendar days after the Company shall have received the Offer Notice), or at such other location or date on which the participants in the transaction agree in writing.

       7.4.5 If the Company does not accept an Offer in its entirety, then the Purchaser may transfer the Offered Securities (subject to the provisions of this Agreement other than this Section 7.4 and to any other agreements binding on the Purchaser) to the transferee named in the Offer Notice, at any time within the period of ninety calendar days beginning on the date the Company received the Offer Notice. The provisions of this Section 7.4 shall again apply to any transfer of Offered Securities not transferred within such period.

              7.4.6 A "Permitted Transfer" is a transfer of securities to a Permitted Transferee if, prior to the consummation of the transfer, the Permitted Transferee shall have agreed in writing to be bound as a party to this Agreement by all the terms of this Agreement applicable to the Purchaser. A "Permitted Transferee" means any of:

                   (a) the spouse or a lineal  ancestor or  descendant  (whether natural or adopted) of the transferor;

                   (b) a trust all the beneficiaries (primary and contingent) of which are either the transferor or the spouse or a lineal ancestor or descendant (natural or adopted) of the transferor; or

                   (c) a partner in a transferor  which is a  partnership,  or a stockholder of a transferor which is a limited liability company, which person receives the transfer as part of a distribution among partners, stockholders, or members, as the case may be, of the transferor.

                                    SECTION 8
                               REGISTRATION RIGHTS

              The Company covenants and agrees as follows:

              8.1 Definitions. For purposes of this Section 8:

                   (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                   (b) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock or the Series M Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series B Preferred Stock or Series M Preferred Stock, other Preferred Stock or Common Stock; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as (1) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and
(2) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

          (d) The term "Holder" means any person who is the record owner of Registrable Securities, the Series B Shares Or the Series M Shares, or any assignee thereof in accordance with Section 8.12 hereof; and

          (e) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Act.

       8.2 Company Registration. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 9.5, the Company shall, subject to the provisions of Sections 8.4, 8.5, 8.6 and 8.7, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding the foregoing, after the Company's initial public offering, the Company will not be required to give notice to the Holders of Registrable Securities if the underwriters managing the proposed offering have advised the Company in writing that in their judgment market conditions will not allow the inclusion of any secondary shares in such offering. In the event the managing underwriters and the Company subsequently determine to add any secondary shares in the offering, such notice shall be provided, and each Holder shall have the registration rights provided in this Section 8.

       8.3 Demand Registration. Subject to the terms of this Agreement, in the event that the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding, at any time after six (6) months after the effective date of the registration statement covering the Company's initial public offering, a written notice that it or they intend to offer or cause to be offered for public sale at least twenty-five percent (25 %) of the Registrable Securities then outstanding (or any lesser percentage if the aggregate offering price to the public is greater than $5,000,000), the Company will so notify all Holders. Upon written request of any Holder given within fifteen (15) days after the receipt by such Holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Holder (including the Holder giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible (a "Demand Registration"). The Company shall not be required to effect more than one (1) Demand Registration. If (i) in the good faith judgment of the Board of Directors of the Company, a Demand Registration would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the company shall furnish to each Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future, then the Company shall have the right to defer such filing for the period during which such Demand Registration would be materially detrimental, provided that the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request for a Demand Registration, and more than once in any 12-month period.

       8.4 Obligations of the Company. Whenever required under Section 8.2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or until all of the securities registered thereunder are sold, whichever occurs sooner.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

           (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in Such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          8.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

8.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 8.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the persons entitled to select the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder" and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          8.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as
the  result  of  any   controversy   that  might  arise  with  respect  to the
interpretation or implementation of this Section 8.

          8.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 8:

   (a) To the extent permitted by law, tile Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or ' supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them (or such additional law firms retained by a Holder or Holders if such Holder or Holders reasonably believe there exists a conflict of interest among them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

   (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 8.8(b) exceed the net proceeds from the offering received by such Holder.

              (c)  Promptly after receipt by an indemnified party under this
Section 8.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.8, but the failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.8.

              (d)  The obligations of the Company and Holders under this Section
8.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8, and otherwise.

          8.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

              (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         8.10 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of the Registrable Securities then Outstanding a written request or requests that the Company effect a registration on Form S-3 for a public offering the aggregate offering price of which would exceed $1,000,000, the Company will:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

              (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 8.10: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 8.10; (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations for the Holders pursuant to Section 8.2, 8.3 or this
Section 8.10; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

              (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

         8.11 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to a total of three registrations, whether pursuant to Section 8.2, 8.3 or 8.10 or a combination thereof, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them (which the Company may request be the Company's counsel if such counsel is reasonably acceptable to such selling Holders), but excluding underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities.

         8.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 8 may only be assigned to a purchaser, assignee or transferee of the underlying Registrable Securities.

         8.13 "Market Stand-Off' Agreement. Each Purchaser hereby agrees that for a period of 180 days following the effective date of the first registration statement of the Company covering common stock filed on Form S-1 under the Act and for any registration effected pursuant to Sections 8.2, 8.3 or 8.10 (provided the Holders are given written notice of the offering at least fifteen
(15) days prior to the Company's filing with the SEC of a registration statement relating thereto), it shall not, unless otherwise agreed by the Company and the managing I underwriters, directly or indirectly sell, offer to sell,' contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         8.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 8.2, 8.3 or 8.10 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

         8.15 Amendment of Registration Rights. Any provision of this Section 8 may be amended and the observance thereof may be waived (either generally *or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         8.16 Termination. The rights provided in this Section 8 shall terminate on the fifth anniversary of the closing of the Company's initial public offering pursuant to which the Company registers shares of Common Stock under the Act and following shortly thereafter or concurrently therewith registers its Common Stock under the 1934 Act.

                                   SECTION 9
                                 MISCELLANEOUS

         9.1 Waivers and Amendments. Except as to Section 8 in which case the provisions of Section 8.15 shall apply, with the written consent of the record or beneficial holders of more than 50% of the aggregate of (i) the then outstanding number of shares of the Series M Shares (treated as if converted to Common Stock) and (ii) all shares of Common Stock obtained upon conversion of the Series M Shares, the obligations of the Company and the rights of the holders of Series M Shares and the Common Stock obtained upon conversion of the Series M Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its board of directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentages which are required to consent to any waiver or supplemental agreement, without the unanimous consent of the record or beneficial holders of all of the then outstanding number of shares of the Series M Shares or the shares of Common Stock obtained upon conversion of the Series M Shares. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company promptly shall give written notice thereof to the record holders of the then outstanding Series M Shares and the shares of Common Stock obtained upon conversion of the Series M Shares. This Agreement or any provision hereof may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 9.1; provided, however, that the conditions to Closing contained in Section 5 of this Agreement may only be waived by the Purchaser for itself.

         9.2 Governing Law. This Agreement shall be governed in all respect's by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

         9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         9.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         9.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon the seventh day following mailing by registered air mail, postage prepaid, addressed (a) if to the Purchaser, as indicated on the signature page hereto, or at such other address as it shall have furnished to the Company, (b) if to the Company, to B.I. Systems Corporation, 525 Avis Drive, Ann Arbor, Michigan, 48108, and addressed to the attention of the corporate secretary, or at such other address as the Company shall have furnished to the Purchaser, or (c) if to any other holder of the Series M Shares or of Common Stock issued upon conversion of the Series M Shares at such address as such holder shall have furnished to the Company in writing, or, until such holder so furnishes an address to the Company, then to and at the address of the last holder of such Series M Shares or shares of Common Stock issued upon conversion of the Series M Shares, who so furnished an address to the Company. In addition, any notice delivered to an address outside the United States shall be duplicated by counterpart telex notice (if available).

         9.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         9.8 Titles and Subtitles. The titles and subtitles of this Agreement are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

         9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 Expenses. The Company and each Purchaser shall pay its own costs and expenses in connection with the negotiation, execution, delivery and performance of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the day and year first above written.

                            B.I. SYSTEMS CORPORATION

                            By:         /s/ Jeffrey S. Williams
                                    -------------------------------------
                                            Jeffrey S. Williams
                                    President and Chief Executive Officer

                            MILLIPORE CORPORATION

                            By:     /s/ Michael P. Carroll
                                    -------------------------------------
                                    Name:
                                    Title:
                                    Address:








               SIGNATURE PAGE TO SERIES M STOCK PURCHASE AGREEMENT

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                           OF B.I. SYSTEMS CORPORATION
                             a Delaware Corporation

             B.I. SYSTEMS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

             ONE: The corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on June 27, 1994. The corporation's Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 19, 1994.

             TWO: This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation and has been duly adopted in accordance with
Section 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation shall become effective on the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

             THIRD: The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                                  ARTICLE I.

             The name of this corporation is B.I. Systems Corporation.

                                  ARTICLE II.

             The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.

             The name and mailing address of the incorporator of the corporation is: J. Matthew Mackowski, c/o Mackowski & Shepler, 343 Sansome Street, Suite 1215, San Francisco, California 94104.

                                  ARTICLE IV.

             The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE V.

                  A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Nineteen Million (19,000,000) of which Fifteen Million (15,000,000) shares shall be Common Stock, par value $.001 per share, and Four Million (4,000,000) shares shall be Preferred Stock, par value $.001 per share.

                  Each outstanding share of Common Stock as of the date of effectiveness of this Amended and Restated Certificate of Incorporation shall be converted into and reconstituted as .0103 shares of Common Stock (thereby effecting a 1-for-97.103 reverse stock split). No fractional shares shall be issued upon such conversion and reconstitution, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.

                  B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation shall be divided into series. The first series of stock shall consist of Two Million (2,000,000) shares and is designated "Series B Preferred Stock." The second series shall consist of Fifty Thousand (50,000) shares and is designated "Series M Preferred Stock." The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock and the Series M Preferred Stock are as set forth below in this Article V(B). Any shares of authorized and unissued shares of Preferred Stock which have not been designated in a series may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is hereby authorized to provide for the issuance of all or any of the authorized and unissued shares of the Preferred Stock (which have not been designated in a series) in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights, and such qualifications, Limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in a Preferred Stock Designation or the corporation's Certificate of Incorporation ("Protective Provisions"), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       1. Dividend Provisions. The holders of shares of Series B Preferred Stock and Series M Preferred Stock shall not be entitled to receive any dividends.

       2.    Liquidation Preference.

             a. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series B Preferred Stock plus (ii) an amount per share equal to eight (8) percent of the Original Series B Issue Price compounded annually. The holders of Series M Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $6.00 for each outstanding share of Series M Preferred Stock (the "Original Series M Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series M Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series M Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and Series M Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

             b. After the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution which may be required with respect to series of Preferred Stock which may from time to time come into existence, the assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

             c. Whenever the distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

             d. Any acquisition of the corporation by means of merger or other form of corporate reorganization in which outstanding shares of the corporation are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of (other than the Public Offering as defined herein), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

    3. Conversion. The holders of the Series B Preferred Stock and Series M Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):


       a. Right to Convert.

          (i) Each share of Series B Preferred Stock and Series M Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series B Preferred Stock or Series M Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price or Series M Issue Price, as applicable, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be thirty three cents ($0.33). The initial Conversion Price per share for shares of Series M Preferred Stock shall be one dollar and one hundred and eleven hundredths of a cent ($1.111). The Conversion Price for the Series
B Preferred Stock and the Series M Preferred Stock shall be subject to adjustment as set forth in subsection 3(c).

          (ii) Each share of Series B Preferred Stock and Series M Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series B Preferred Stock or Series M Preferred Stock, respectively, immediately upon the consummation of the corporation's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1, Form SB-1, Form SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended (the "Public Offering").

       b. Mechanics of Conversion. Before any holder of Series B Preferred Stock or Series M Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series B Preferred Stock or the Series M Preferred Stock, as applicable, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock or Series M Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock or Series M Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock or Series M Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock or Series M Preferred Stock shall not be deemed to have converted such stock until immediately prior to the closing of such sale of securities.

       c. Conversion Price Adjustments of Preferred Stock. If at any time or from time to time after the date of effectiveness of this Amended and Restated Certificate of Incorporation there shall be a recapitalization of the Common Stock (including, without limitation, any stock split or stock dividend) provision shall be made so that the holders of the Series B Preferred Stock and Series M Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred or Series M Preferred Stock, as applicable, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series B Preferred Stock and Series M Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock and Series M Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

       d. No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock and Series M Preferred Stock against impairment.

       e. No Fractional Shares and Certificate as to Adjustments.

          (i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock or the Series M Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock or Series M Preferred Stock, as applicable, the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock or Series M Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of

Series B Preferred Stock or Series M Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock or Series M Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock or Series M Preferred Stock, as applicable.

          f. Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock and Series M Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.


          g. Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock and Series M Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock and Series M Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and Series M Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          h. Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series B Preferred Stock or Series M Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     4. Mandatory Redemption. The shares of Series M Preferred Stock shall be subject to mandatory redemption as set forth below in this Section 4.

          a. Redemption Events. Except as prohibited by applicable Delaware corporate law and the corporation's then existing agreements with its lenders and provided the corporation has generated net income for its most recent quarterly interim period, the corporation shall redeem all outstanding shares of Series M Preferred Stock on the date which is five (5) years from the date of effectiveness of this Amended and Restated

Certificate of Incorporation. The corporation shall effect the redemption by paying in cash, out of any source of funds legally available therefor, an amount per share of Series M Preferred Stock equal to the Original Series M Issue Price (the "Redemption Price").

          b. Redemption Notice. At least thirty (30) but no more than sixty (60) days prior to the date fixed for redemption of the Series M Preferred Stock (the "Redemption Date"), the corporation shall mail, postage prepaid, written notice thereof (the "Redemption Notice"), to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of shares of Series M Preferred Stock, at the address last shown on the records of the corporation for such holder or if no address appears or is given at the place where the principal executive office of the corporation is located, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained, and calling upon such holder to surrender to the corporation, in the manner and at the place designated, its certificate or certificates representing all of such holders shares of Series M Preferred Stock.

          C. Surrender of Certificates; Payment. Except as prohibited by applicable Delaware corporate law, on or before the Redemption Date, each holder of shares of Series M Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that, due to restrictions imposed by applicable Delaware corporate law, fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

          d. Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph (a) below, then notwithstanding that the certificates evidencing any of the shares of Series M Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith terminate after such Redemption Date, except for the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding whatsoever. If the funds of the corporation legally available for redemption of shares of Series M Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series M Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series M Preferred Stock. The shares of Series M Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series M Preferred Stock such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date, but which it has not redeemed.

          e. Deposit of Funds. On or prior to the Redemption Date, the corporation shall deposit in a trust fund with any bank or trust company having a capital and surplus of at least $100,000,000, a sum equal to the aggregate Redemption Price of all shares of Series M Preferred Stock, with irrevocable instructions and authority to the bank or trust company to pay, on and after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their stock certificates. From and after the date of such deposit (but not prior to the Redemption Date), the shares so called for redemption on the Redemption Date shall be deemed to have been redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares redeemed on the Redemption Date shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive, from the bank or trust company, payment of the Redemption Price, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the corporation.

     5. Voting Rights.

     The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote (except as otherwise expressly provided herein or as required by law), together with holders of Common Stock as a single class, with respect to any question upon which holders of Common Stock have the right to vote. Election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

     Except as required by law, the holders of Series M Preferred Stock shall have no voting rights.

     6. Protective Provisions.

     a. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock:

          (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock in a manner that adversely affects the holders of the Series B Preferred Stock; or

          (ii) increase the authorized number of shares of Series B Preferred Stock.

     b. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series M Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series M Preferred Stock:

          (i) alter or change the rights, preferences or privileges of the shares of Series M Preferred Stock in a manner that adversely affects the holders of the Series M Preferred Stock; or

          (ii) increase the authorized number of shares of Series M Preferred Stock.

     7. Status of Converted Stock. In the event any shares of Series B Preferred Stock or Series M Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     C. Common Stock.

     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of this Article V.

     3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE VI.

     1. Number of Directors. The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the by-laws of this corporation.

     2. Limited Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors), a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

                                 ARTICLE VII.

     Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept, subject to any provision contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Stockholders shall not be entitled to request the election of directors by written ballot unless a by-law of the corporation shall authorize such a vote by written ballot.

                                 ARTICLE VIII.

     Except as otherwise provided in this Certificate of Incorporation, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, except as otherwise provided in this Certificate of Incorporation, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the corporation; including by-law amendments increasing or reducing the authorized number of directors.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on May 7, 1997.

                                         /s/ Jeffrey S. Williams
                                         -------------------------------------
                                         Jeffrey S. Williams
                                         President and Chief Executive Officer

                        TERMINATION AND RELEASE AGREEMENT

         THIS TERMINATION AND RELEASE AGREEMENT, dated as of May       , 1997
(this "Agreement"), is executed by and between B.I. SYSTEMS CORPORATION, a Delaware corporation (the "Borrower"), and MILLIPORE CORPORATION, a Massachusetts corporation (the "Lender").

                                    RECITALS

         WHEREAS, on July 26, 1994, the Borrower executed and delivered to the Lender an $850,000 Secured Promissory Note (a copy of which is attached hereto as Exhibit A, the "Note") in partial consideration for certain assets that were being transferred by the Lender to the Borrower pursuant to a Purchase and Sale Agreement dated as of July 26, 1994; and

         WHEREAS, to secure payment of the Note, the Borrower and the Lender entered into a Security Agreement, dated as of July 26, 1994 (a copy of which is attached hereto as Exhibit B, the "Security Agreement") pursuant to which the Borrower granted to the Lender a security interest in all right, title and interest of the Borrower in and to the source code for BIO IMAGE software products coded in ASCII (the "Security"); and

         WHEREAS, the Borrower wishes to offer the Lender 50,000 shares of the Borrower's Series M Preferred Stock (the "Series M Preferred Stock") with the rights and preferences described in the Borrower's Amended and Restated Certificate of Incorporation attached hereto as Exhibit C as consideration in full for all principal, interest and all other amounts owing under the Note and in consideration of the release by the Lender of its security interest in the Security; and

         WHEREAS, the Lender is willing to accept the 50,000 shares of Series M Preferred Stock from the Borrower as consideration in full for all principal, interest and all other amounts owing under the Note and in consideration of the release by the Lender of its security interest in the Security upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         1. Payment and Termination of Note. The Lender hereby acknowledges receipt of 50,000 shares of Series M Preferred Stock as consideration in full of all principal, interest and all other amounts owing under the Note and further acknowledges the termination of the Note and all related documents, instruments and agreements.

         2. Termination of Security Agreement, Release of Liens. (a) The Security Agreement and all documents, instruments and agreements related thereto are hereby terminated and the Borrower is hereby released therefrom, AND THE LENDER hereby releases, assigns, transfers and delivers to the Borrower, without recourse and without representation or warranty, all of its right, title and interest in the Security. The Lender represents that there are no liens, claims or encumbrances on any of the Security arising by, through, or under the Lender.

         (b) From time to time, upon request by the Borrower, the Lender shall, without further consideration other than reimbursement for any reasonable and necessary costs and expenses, execute, deliver and acknowledge all such further documents, agreements, certificates and instruments and do such further acts as the Borrower may reasonably require to more effectively evidence or effectuate the transactions contemplated by this Agreement, including, but not limited to, the release and termination of the Security Agreement and the release and discharge of all security interests and all other rights and interests that the Lender has or may have had in the Security.

         3. Miscellaneous. This Agreement may not be amended, modified or waived except in writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         4. Effectiveness. This Agreement shall become effective (i) when the Borrower and the Lender shall have executed and delivered a counterpart hereof (including by way of facsimile transmission) and (ii) the Lender has received stock certificates representing the shares of Series M Preferred Stock referred to in Section 1 hereof.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the day and year first above written.

                                        B.I. SYSTEMS CORPORATION

                                        By
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                        MILLIPORE CORPORATION

                                        By
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                    EXHIBIT A

                             Secured Promissory Not

                                  See Attached

EXHIBIT A - 1



                            SECURED PROMISSORY NOTE



                                                          July 26, 1994
($850,000)                                                Bedford, Massachusetts

     The undersigned, B.I. SYSTEMS CORPORATION, a Delaware corporation ("B.I. SYSTEMS") referred to herein as the "Debtor" hereby promises to pay to the order of MILLIPORE CORPORATION, a Massachusetts corporation, its assigns or successors ("MILLIPORE"), on July 31, 1999, the principal amount of Eight Hundred, Fifty Thousand Dollars ($850,000) or such portion thereof as then remains unpaid, with interest from July 31, 1994 on the principal amount remaining from time to time unpaid, at the rate of 8.50% per annum and at the rate of 10.50% per annum (so far as the same may be legally enforceable) on all overdue payments of principal (including any overdue partial prepayment) and installments of interest. Interest (other than overdue interest as described in the preceding sentence, which shall be payable upon demand) shall be payable in arrears on the earlier of (i) the stated or accelerated maturity of this Note and (ii) the last day of June and December in each year, commencing on December 31, 1994 (each an "Interest Payment Date").

     Principal and interest shall be payable in lawful money of the United States of America and shall be paid by wire transfer of federal funds to the account designated by the holder of this Note. Whenever any payment of principal or interest to be made hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of The Commonwealth of Massachusetts, such payment shall be made on the succeeding business day and such extension of time shall be included in computing interest in connection with such payment; provided, however, that in the event there is a payment default by the Debtor occurring with respect to its bank indebtedness, the Debtor shall not be required to pay interest on any Interest Payment Date until such time as the payment default has either been cured by the Debtor or waived by the bank, at which time the Debtor shall immediately pay all such overdue interest.

     The Debtor may prepay this Note at any time and from time to time, in whole or in part, with accrued interest on the amount being prepaid through the date of prepayment without premium or penalty.

Secured Promissory Note                                            July 26, 1994
B.I. Systems Corporation
Page 3



     This Note shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts.

     The Debtor and all endorsers or guarantors of this Note hereby waive presentment, demand, notice of nonpayment and protest.

     IN WITNESS WHEREOF, the Debtor has caused this Note to be executed under seal of its duly authorized representative effective the day and year first above written.


                                           B.I. SYSTEMS CORPORATION

                                           BY:
                                             -----------------------------------

                                           TITLE:
                                                --------------------------------

                                    EXHIBIT B

                               Security Agreement

                                  See Attached

EXHIBIT A-2


                               SECURITY AGREEMENT


     This Agreement (this "Agreement" or "Security Agreement") is made this 26th day of July, 1994 among B.I. SYSTEMS CORPORATION, a Delaware corporation ("BIO IMAGE") referred to herein as "DEBTOR" AND MILLIPORE CORPORATION, a Massachusetts corporation (the "Secured Party").

     In order to induce the Secured Party to accept the execution and delivery by the Debtor of its Secured Promissory Note dated July __, 1994 in the original principal amount of Eight Hundred Fifty Thousand Dollars ($850,000) (as from time to time amended) (referred to herein as the "Note") in partial consideration for the assets being transferred by the Secured Party to the Debtor pursuant to the Agreement of Purchase and Sale dated as of July__, 1994 (the "Purchase and Sale Agreement") between the Secured Party and the Debtor, the Debtor hereby agrees with the Secured Party, as follows:

     1.0 Definitions; Certain Rules of Construction. Terms defined in the Note or the Purchase and Sale Agreement and not otherwise defined herein are used herein with the meanings so defined. Except as the context otherwise explicitly requires, (i) the capitalized term "Section" refers to sections of this Agreement and (ii) references to a particular Section shall include all subsections thereof.

     2.0 Security.

     2.1. Credit Security. As security for the payment and performance of its obligations under the Note, the Debtor hereby mortgages, pledges and collaterally grants and assigns to the Secured Party, and creates a security interest in favor of the Secured Party in, all of the Debtor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the source code for BIO IMAGE software products coded in ASCII (the "Security"). Notwithstanding the foregoing, the payment and performance of the Note shall not be secured by, and the term "Security" shall not include any rights & or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein.

     2.2 Representations Warranties and Covenants with Respect to Security. The Debtor hereby represents, warrants and covenants that:

          2.2.1. No Liens or Restrictions on Transfer or Change of Control. All Security shall be free and clear of any Liens and restrictions on the transfer thereof except for the provisions of licensing and confidentiality and other like agreements respecting third party software under license to the Debtor.


                                      A-2-1

B.I. SYSTEMS CORPORATION SECURITY AGREEMENT
Page 2

          2.2.2. Trade Names. The Debtor will not adopt or do business under any name other than the names as set forth on the signature lines of this Security Agreement or any other name(s) specified by notice actually received by the Secured Party not less than 15 business days prior to the conduct of business under such additional name and for which the Debtor shall have taken all steps reasonably necessary to the perfection of the Security with respect to such name.

          2.2.3. Conduct of Business and Ownership of Security Only by Debtor. The Debtor shall at all times own those assets constituting the Security hereunder, directly and not through, by means of, or in a joint venture, partnership or other arrangement with, any other person, firm, corporation or other entity, whether wholly or partially owned or controlled by the Debtor or any affiliate of the Debtor.

          2.2.4. Notice of Loss. The Debtor will promptly give the Secured Party written notice of any material loss or damage to any Security.

     2.3. Perfection of Security. Upon the Secured Party's request from time to time, the Debtor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and financing statements, and will take all such other action, as the Secured Party may reasonably deem advisable to carry out the purposes of this Agreement or for confirming to it the Security provided for hereunder.

     2.4. Administration of Credit Security. The Security shall be administered as follows, and if a Default under the Note shall be continuing, Section 2.5 shall also apply.

          2.4.1. General Authority. To the extent specified in a notice from the Secured Party to the Debtor during the continuance of a Default under the Note, the Debtor hereby gives the Secured Party full and exclusive power and authority, subject to the other terms hereof and applicable law (for the sole benefit of the Secured Party, but at the Debtor's expense) to use, sell, transfer, assign or otherwise deal in or with any Security or the proceeds thereof, as fully as the Debtor otherwise could do.

          2.4.2. Custody of Security. Except as provided by applicable law that cannot be waived, the Secured Party will have no duty as to the custody and protection of the Security or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, beyond acting in good faith in a commercially reasonable manner in the custody and preservation of any Security in its possession. The Secured Party will not be liable or responsible for any loss or damage to any Security, or for any diminution in the value thereof, by reason


                                     A-2-2

B.I. SYSTEMS CORPORATION SECURITY AGREEMENT
Page 3

of the act or omission of any agent selected by the Secured Party in good faith.

     2.5. Right to Realize upon Security. Except to the extent prohibited by applicable law that cannot be waived, this Section 2.5 shall govern the Secured Party's right to realize upon the Security if a Default under the Note shall be continuing. The provisions of this Section 2.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of the Purchase and Sale Agreement and the Note. In the case of a conflict between this
Section 2.5 and any other instrument or document, this Section 2.5 shall govern.

          2.5.1. Marshaling etc. The Debtor shall, upon the Secured Party's request, assemble the Security and otherwise make it available to the Secured Party. The Secured Party shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Debtor, or any guarantor, pledgor or any other person or entity with respect to the payment and performance of the Note or to pursue or exhaust any of its rights or remedies with respect to any of the collateral therefor or any direct or indirect guarantee thereof. The Secured Party shall not be required to marshal the Security or any guarantee of the Note or to resort to the Security or any such guarantee in any particular order, and all of its rights hereunder shall be cumulative. The Debtor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing and except as otherwise provided in this Agreement, the Debtor agrees that it will not invoke or raise as a defense to any enforcement by the Secured Party of any of its rights and remedies relating to the Security or the Note any legal or contractual requirement with which the Secured Party may have in good faith failed to comply, the consequence of which would prevent or materially delay or otherwise impede the enforcement of the Secured Party's rights under this Agreement and waive the same. In addition, the Debtor waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Security, including any such right which the Debtor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

          2.5.2. Sales of Security. Any Security may be sold by the Secured Party as it, in its sole discretion, may elect for cash or other value in any number of lots at any commercially reasonable public or private sale, without demand, advertisement


                                     A-2-3

B.I. SYSTEMS CORPORATION SECURITY AGREEMENT
Page 4



or notice; provided, however, that the Secured Party shall give the Debtor 30 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice the Debtor hereby agrees to be reasonable. At any sale or sales of Security (except to the extent prohibited by applicable law that cannot be waived) the Secured Party, or the Secured Party's assigns, may bid for and purchase all or any part of the property and rights so sold and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Debtor, except for the proceeds of such sale or sales pursuant to Section 2.5.3. The Debtor acknowledges that any such sale will be made by the Secured Party on an "as is" basis with disclaimers of all warranties, whether express or implied, to the extent permitted by applicable law. The Debtor will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as the Secured Party shall reasonably require in connection with any such sale.

          2.5.3. Application of Proceeds. The proceeds received by the Secured Party of all sales and collections in respect of any Security or other assets of the Debtor, all funds collected by the Secured Party from the Debtor or any guarantor and any cash included in the Security, the application of which is not otherwise specifically provided for herein, shall be applied by the Secured Party as follows:

          First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Secured Party and the reasonable fees and expenses of its special counsel;

          Second, any surplus then remaining to the payment and performance of the Note in such order and manner as the Secured Party may in its sole discretion determine;

          Third, any surplus then remaining shall be paid to the Debtor, subject, however, to the rights of the holder of any then existing lien of which the Secured Party has actual notice.

     3.0 Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (i) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (ii) in the case of a letter, five days


                                      A-2-4

B.I. SYSTEMS CORPORATION SECURITY AGREEMENT
Page 5


shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified:

     If to the Debtor, to B.I. Systems Corporation, 777 East Eisenhower Parkway, Ann Arbor, Michigan 48180, to the attention of the President.

     If to the Secured Party, to it c/o Millipore Corporation, 80 Ashby Road, Bedford, Massachusetts 01730, to the attention of General Counsel.

     4.0 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of the Secured Party and its successors and assigns (including specifically but without limitation, any assignee, endorsee, transferee or other subsequent holder of the Note) and shall be binding upon the Debtor and its respective successors and assigns. The Debtor agrees that, upon request, it will execute and deliver any amendment or supplement to this Agreement (and to any financing statement or other document executed in connection with this Agreement) for the purpose of providing further assurance to any such successor or assign that it is entitled to the benefits of this Agreement.

     5.0 Defeasance. When all of the obligations under the Note have been paid, performed and discharged in full, this Agreement shall terminate and, at the Debtor's written request, accompanied by such certificates as the Secured Party shall reasonably deem necessary, the Security shall revert to the Debtor, and the right, title and interest of the Secured Party therein shall terminate. Thereupon, on the Debtor's demand and at its cost and expense, the Secured Party shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Debtor any Security then in its possession.

     6.0 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE DEBTOR AND THE SECURED PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION HEREUNDER OR UNDER THE NOTE OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE DEBTOR OR THE SECURED PARTY OR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. The Debtor acknowledges that it has been informed by the Secured Party that the provisions of this
Section 6 constitute a material inducement upon which the Secured Party has relied, is relying and will rely in accepting the Note and entering into this Agreement and the Purchase and Sale Agreement, and that such Obligor has reviewed



                                      A-2-5

B.I. SYSTEMS CORPORATION SECURITY AGREEMENT
Page 6


the provisions of this Section 6 with its counsel. The Debtor or the Secured Party may file an original counterpart or a copy of this Section 6 with any court as written evidence of the consent of the Debtor or the Secured Party to the waiver of their rights to trial by jury.

     General. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement, the Note and the Purchase and Sale Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized representative as an agreement under seal as of the date first written above.

         B.I. SYSTEMS CORPORATION

         By
           ---------------------------
         Title:
               -----------------------


         MILLIPORE CORPORATION

         By
           ---------------------------
         Title:
               -----------------------




                                      A-2-6

                                    EXHIBIT C

                Amended and Restated Certificate of Incorporation

                                  See Attached

March 18, 1997

To:                Bio Image Shareholders


From:              Bob Shepler and Matt Mackowski

Re:                Bio Image

--------------------------------------------------------------------------------


We would like to inform you of two important events that have transpired at Bio Image. First, we have hired a new President and Chief Executive Officer, Jeff Williams, who brings a significant track record of success in life sciences software and imaging. Second, we have embarked on a financing and recapitalization of the company that will position it to restore revenue growth and an increase in value to its investors.


Within the next two weeks you will be receiving legal documentation from our counsel relating to the equity financing and recapitalization. This letter to you, along with the enclosed business plan prepared by Jeff Williams, is intended to bring you up to date on the events leading up to the financing and recapitalization, and provide a perspective on why we continue to be enthusiastic about the investment opportunity provided by Bio Image.

BACKGROUND

Following our acquisition of Bio Image from Millipore in 1994 several factors combined to cause poor financial performance by the business. First, the company's development of PC-based software took much longer than expected. Bio Image's image analysis software, written in Unix and requiring expensive engineering workstations to operate, became difficult to sell in the U.S. in the face of lower cost PC-based alternatives. Second, a major portion of the company's revenue stream under Millipore was lost as Bio Image took a software-only strategy and exited the hardware side of electrophoresis imaging systems. The shift to a software only strategy also hurt sales as customers desired turnkey systems and were resistant to integrating disparate system components. The result was a significant revenue shortfall versus plan. Exacerbating the impact of the revenue shortfall on the bottom line was the expense impact of replacing the direct sales channel that was left behind upon separation from Millipore. The result was a relatively small business having a high-cost worldwide direct sales force without enough product in the bag to cover operating expense. In fiscal 1996 (FYE July,) revenue dropped to $3.1MM from $5.2MM, producing an operating loss of ($859M) in FY 1996 versus operating income of $560M in FY 1995.

Bio Image has now achieved conversion of products to PC environments that represent approximately 75% of its historical software volume, and has leveled out at a $2.5 to $3MM annual revenue rate. While operating expenses have been significantly reduced, the business continues to operate at a loss. The cash shortfall since early 1996 has been covered by a revolving line from NBD Bank and loans totaling $400M from Capital Health Venture Partners and Mackowski & Shepler.

In early 1996, the board concluded that Bio Image's software-only strategy was insufficient to compete effectively in the life sciences systems market, resulting in a plan to either merge with other firms in this field to achieve critical mass or find a buyer for Bio Image altogether. This process led to discussions with over 20 firms and in-depth negotiations with three life sciences instrument companies that expressed interest in acquiring Bio Image. Two of the finalists were unwilling to offer adequate consideration for Bio Image's software assets; the third was ultimately rejected by us due to concerns about this company's capitalization.

In December, 1996 we were approached by Jeff Williams, who was Chief Operating Officer of IRIS a AMEX-listed manufacturer of clinical imaging systems. Jeff had become aware of Bio Image through our marketing process, and was intrigued with the company's software assets and its market opportunity. Though relatively young, Jeff had racked-up excellent track records at Boehringer Mannheim Diagnostics and IRIS. In each situation, his responsibilities included strategic development, product development, sales and marketing, and operations. At each company, revenues and earnings grew significantly under his direction, derived from both internal product development and acquisition of other businesses. Besides viewing Bio Image as a business vehicle he could grow to sizable value, Jeff was also attracted by its Ann Arbor location. A Michigan native, Jeff and his wife had concluded that Los Angeles was an unsuitable location for raising their young family.

Jeff joined Bio Image as its President and CEO on February 1, 1997. Since that date, Jeff has spent a considerable amount of time speaking with Bio Image's customers, staff, distribution partners, and vendors of related products. His observations and strategies towards bringing Bio Image to a successful operating position are expressed in the enclosed business plan. Beyond your review of this plan, we encourage you to call Jeff directly (800-BIO-IMAG, ext. 202) and discuss his perspective on the opportunity. Speaking for ourselves, we believe that Jeff has the capability to bring the leadership, drive and execution in product development, sales and acquisitions to make Bio Image a very successful organization.

RESTRUCTURING

Bio Image's capitalization at the time of its purchase from Millipore included debt of $2,050,000, $300,000 of convertible preferred stock and common stock purchased for an aggregate of $200,000. Since that time, interest exceeding $575,000 has accrued on the debt and bank debt of $820,000 has been incurred. In the face of the company's reduced operating performance, the current capital structure is untenable. Without a change of the capital structure, the company is not financeable. Consequently, it is essential that Bio Image restructure its capital obligations in order to complete a financing that enables Jeff Williams and his management team to reestablish the Company's growth and profitability.

To accomplish the restructuring, Capital Health Venture Partners, Bio Image's largest owner of the Company's sub debt and preferred, has devised and negotiated terms by which the company's current investor obligations are converted to common stock and a financing (targeted at $1.1 million with a range of $1 million to $2 million) is offered pro rata to current stakeholders. The restructuring begins with a 1:97 reverse stock split, which diminishes the ownership of the common stock holders (Van Dyke, Mackowski, Shepler, and Welsh) from 3,037,500 shares (61.5% fully diluted) to 31,281 shares (0.5% fully diluted after the $1.1 million financing). Two share pools are then established: 1) 540,000 shares to allocate among all existing investors; and 2) 3,333,333 shares to be sold in the $1.1 million financing. Pro-rata allocation of the financing and restructuring pools are determined by calculating dollars invested, giving a preference to the bridge loans made in 1996 and 1997.

All existing investors in Bio Image, with the exception of the prior common stock holders, will have the opportunity to increase their ownership position in the company through investment at their full pro-rata allocation. As further detailed in the attached schedules, investors are being asked to make an additional investment of approximately 40% of their initial investment in the company. Based on a $1.1 million financing and pro-rata participation, an investor would own a fully-diluted percentage of the company that is 50% higher than his or her pre-restructuring ownership position. For example, an investor who originally invested $60,000 to purchase sub debt and preferred stock having a 1.0% ownership position in Bio Image would, upon subscription for his/her full pro rata of $24,000 (of a $1,100,000 financing), own 1.5% of the company. Because of the large proportion of shares reserved for the financing, non-participation in the financing will cause significant dilution to an investor's ownership position: using the same example as above, the prior 1% holder would have a 0.2% fully diluted position if he or she did not participate in a $1.1 million financing.

In addition to the sub debt, preferred and common classes being restructured, it is important that the NBD bank debt and Millipore's debt also be amended. To this end, NBD has agreed to extend Bio Image's bank facility one year with no principal reduction, despite the fact that the permitted borrowings under the credit line are significantly below the outstanding, balance. Millipore has verbally agreed to convert their $965,000 secured debt obligation to a non-dividend paying preferred stock with a face amount of $300,000 convertible into 270,000 shares (representing a fully diluted ownership position of 4.7% after the restructuring and a $ 1,100,000 financing.)

FINANCING

An equity financing is necessary to provide Bio Image with capital for growth. In reviewing the Bio Image situation with prospective financing sources, it became clear that the pre-financing valuation needed to be extraordinarily attractive. To meet this objective, Bio Image's current financing is based upon a pre-money equity valuation of $792,000. Given historical valuations of life science systems and software companies of one to five times revenues, we believe a pre-money equity valuation of 25% of last year's revenues is a compelling investment opportunity.

Capital Health Venture Partners has committed to taking its full pro rata of $353,000 and Mackowski & Shepler is subscribing for its full pro rata totaling $362,000. The amount of each investor's pro rata is contained in the addendum attached. In the offering documents to be distributed shortly, investors will be asked to indicate their amount of participation in the financing. Individual investment indications may be equal to, below, or above one's pro-rata. While there is no requirement that any shareholder invest, please keep in mind that not doing so will lead to significant percentage dilution due to the terms of the financing.

Despite the difficulties faced by Bio Image up to this point, we believe that this investment represents an excellent upside opportunity. We strongly encourage you to review the enclosed material and to call us at (415) 765-6980 or Jeff Williams (800) BIO IMAGE with any questions you may have or for further perspective on the situation. Regardless of your ultimate decision on the new investment, we wish to close the financing and restructuring as quickly as possible - please let us know the best way to reach you during the week of March 24.

                                 SCHEDULE 4.1.3

                       Definition of Accredited Investor

(1) Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director or executive officer of the Company;

(5) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act;

(6) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase of the Series B Shares exceeds $1,000,000;

(7) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level in the current year; or

(8) Any entity in which all of the equity owners are accredited investors.

                                                             [TO BE COMPLETED BY
                                                                  ALL INVESTORS]

                            B.I. SYSTEMS CORPORATION

                 CONFIDENTIAL STATEMENT OF INVESTOR SUITABILITY

         In order to comply with the requirements of federal and state securities laws, securities of the Company may be sold only to persons or entities meeting the suitability standards established by B.I. Systems Corporation (the "Company").

         The purpose of this Confidential Statement of Investor Suitability (this "Statement") is to obtain information from each prospective investor relating to the investor's knowledge and experience in financial and business matters and to the investor's ability to bear the economic risks of the proposed investment. Such information is required in order to determine whether or not the suitability standards have been met by the prospective investor. Please answer questions concerning prior business and financial experience and investment decision-making in detail.

         By signing this Statement you agree that it may be shown to such authorized persons as the Company may deem appropriate to establish that the offer and/or sale of this investment in the Company will not result in any violation of any laws or regulations of any jurisdiction.

         A separate Statement must be completed for each co-owner of securities, except that spouses may complete a joint Statement.

         You make the following representations with the intent that they may be relied upon by the Company and other persons designated by the Company.

                    (Please Print or Type. Attach additional
               sheets if necessary to answer fully any question.)

I. BIOGRAPHICAL INFORMATION (If Joint Subscriber, provide information for both.)

  A. Name(s):                                Birthdate
             -------------------------------           ------------------------
                         (Print)

                                             Birthdate
             -------------------------------           ------------------------
                         (Print)

  B. State of Residency:
                        -------------------------------------------------------
  C. Employer or business association and position:
                                                    ---------------------------
  D. Business address and telephone no.:
                                         --------------------------------------

--------------------------------------------------------------------------------

  E. Business and/or professional education and degrees:


     School                   Location                 Degree              Year Rec'd

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------


  F. Employment during the past five years:

       Employer                 Position,
       or other                 nature of
     association              responsibility           From           To

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

II.      ACCREDITED INVESTOR STATUS

Please check or initial all that apply:

- the investor is a natural person whose net worth, or joint net worth with spouse, at the time of purchase, exceeds $1,000,000 (including the value of home, home furnishings and automobiles).

- the investor is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in the last two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year; or for such periods, the combined income of the investor with spouse exceeded and is expected to exceed $300,000.

-        the investor is a trust, and the grantor

- (i) has the power to revoke the trust at any time and regain title to the trust assets; and

- (ii) has an individual (or, together with his spouse a joint) net worth in excess of $1,000,000, or had and expects to have a gross income (not including spouse's income) for the last two years and the current year in excess of $200,000, or for such periods, had and expects to have all gross income including that of a spouse in excess of $300,000.

- the investor (or beneficiary if IRA or pension money is invested) is an executive officer of the Company.

- the investor is a corporation, partnership, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

- the investor is otherwise an accredited investor as follows (if applicable, please review Schedule 4.1.1. of the Series B Preferred Stock Purchase Agreement and describe qualification for accredited status):


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


III.     PRIOR INVESTMENT EXPERIENCE OF INVESTOR

         A. Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

                         More than
                          5 years       2 to 5 years      1 year           No
                         Experience      Experience     Experience     Experience
Corporate Stocks         ----------      ----------     ----------     ----------
Corporate Bonds          ----------      ----------     ----------     ----------
Real Estate              ----------      ----------     ----------     ----------
Limited Partnerships     ----------      ----------     ----------     ----------
Stock in Privately       ----------      ----------     ----------     ----------
Held Companies           ----------      ----------     ----------     ----------

         B. Do you make your own investment decisions with respect to the investments listed above?

                         Yes               No
                              --------         --------

         C. What are the principal sources of your investment knowledge or advice? (check all that apply)

     First hand experience                   Financial publications
----                                    ----
     Broker(s)                               Investment Adviser(s)
----                                    ----
     Attorney(s)                             Accountant(s)
----                                    ----

         D. Please briefly describe any additional investment experience in business ventures, experience with the Company or any other investment experience which would indicate your ability to evaluate an investment in this business venture.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

IV.      OTHER MATTERS

         1. Do any significant contingent liabilities exist for which you may be obligated?

            Yes                No
                -------            ------

            If yes, please indicate type and amount:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         2. Are you involved in any litigation which if an adverse decision occurred would affect your financial condition adversely?

            Yes                No            If yes, provide details:
                -------            ------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         3. Is this a suitable and appropriate investment for you?

            Yes                No
                -------            ------

VI.      SIGNATURE PAGE

         The signature pages for this document are located on pages 6 (for individuals) and 7 (for non-individuals).

                                                  [TO BE COMPLETED AND SIGNED BY
                                                       ALL INDIVIDUAL INVESTORS]

                                 SIGNATURE PAGE
                                (FOR INDIVIDUALS)

         This page constitutes the signature page for INDIVIDUALS for the Confidential Statement of Investor Suitability. Execution of this Signature Page constitutes execution of such document.

         IN WITNESS WHEREOF, the undersigned has executed the Confidential
Statement of Investor Suitability this          day of April, 1997.

----------------------------------         --------------------------------
Signature of Investor                      Signature of Spouse
                                           (or Joint Investor, if any)

----------------------------------         --------------------------------
Print Name of Investor                     Print Name of Spouse
                                           (or Joint Investor, if any)
----------------------------------         --------------------------------
Social Security Number                     Social Security Number of Spouse
                                           (or Joint Investor, if any)



Address:                                   Address:
         --------------------------                    -----------------------
         --------------------------                    -----------------------
         --------------------------                    -----------------------

                                              [TO BE COMPLETED AND SIGNED BY ALL
                                             INVESTORS THAT ARE NOT INDIVIDUALS]

                                 SIGNATURE PAGE
                             (FOR NON-INDIVIDUALS)

         This page constitutes the signature page for the Confidential Statement of Investor Suitability. Execution of this Signature Page constitutes execution of such document.

         IN WITNESS WHEREOF, the undersigned has executed the Confidential
Statement of Investor Suitability this   day of April, 1997.

                                    Address:
----------------------------------           ----------------------------------
Print Name of Entity                         ----------------------------------
                                             ----------------------------------



----------------------------------           ----------------------------
Describe Entity (i.e., corporation,          Tax Identification Number
trust, LLC, partnership, etc.)



By:
    ------------------------------           -----------------------------------
    Name:                                    State of Organization
         -------------------------
    Title:
          ------------------------